Exhibit 99.1

Unusual Machines to Host Q3 Earnings Call and Provide Corporate Update on Thursday, November 14, 2024

ORLANDO, FL / ACCESSWIRE / November 8, 2024 / Unusual Machines, Inc. (NYSE American:UMAC) (the "Company"), a leader in the American drone industry, will host a webcast on Thursday, November 14, at 4:30 p.m. ET to discuss the Company's operational and financial highlights for the third quarter ended September 30, 2024. A question-and-answer session will follow management's prepared remarks.

Event:	Unusual Machines Third Quarter 2024 Financial Results Conference Call
Date:	Thursday, November 14, 2024
Time:	4:30 p.m. Eastern Time
Webcast:	Registration Link

For interested individuals unable to join the live event, a webcast replay will be available for three months through the Investor Relations section of Unusual Machine's website.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com

SOURCE: Unusual Machines